Exhibit 10.10.2

AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment to Distribution Agreement (as defined below) is effective as of November 23, 2020 (this “Amendment”).

WHEREAS, 704Games Company, a Delaware corporation (“704GAMES”) and U&I Entertainment, LLC, a Minnesota limited liability company (“U&I”), entered into that certain Distribution Agreement, dated as of April 18, 2016 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 12.4 of the Agreement allows the parties to modify the Agreement if agreed in writing by both 704GAMES and U&I.

WHEREAS, 704GAMES and U&I desire to amend Section 11.1 of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, 704GAMES and U&I hereby agree that the Agreement shall be amended as follows:

1.	Recitals. All of the recitals contained herein are true and correct and are incorporated herein by this reference.

2.	Amendment. Section 11.1 of the Agreement is hereby amended by adding the following sentence at the end of Section 11.1: “Notwithstanding anything to the contrary set forth herein or any other document, each Party and/or its direct and indirect parent entities shall have the right to disclose this Agreement and its terms and conditions as required: (i) by the applicable securities laws, rules and regulations; and (ii) to its shareholders, subject always to such Party ensuring its shareholders comply with the confidentiality provisions of this Agreement.”

3.	Effect of this Amendment. (i) This Amendment is intended to be a valid and legally binding amendment to the Agreement in accordance with Clause 12.4; and (ii) except as expressly amended and modified by this Amendment, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

4.	Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the internal laws of the State of Minnesota without regard to principles of conflicts of law.

5.	Counterparts. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

[Signatures are on following page.]

1

IN WITNESS WHEREOF, the parties to this Amendment have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first set forth above.

U&I Entertainment, LLC		704GAMES COMPANY

By:	/s/ Martin Hawk	By:	/s/ Dmitry Kozko
Print name:	Martin Hawk	Print name:	Dmitry Kozko
Title:	Trustee	Title:	CEO